PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as amended, modified or otherwise supplemented from time to time, the "***Security Agreement***"), is entered into on July 8, 2008, by and among **Jeffrey S. Pink**, an individual ("***Pledgor***"), **EV Rental Cars, LLC**, a California limited liability company (the "***Secured Party***") and Bruce R. Greene, an individual ("***Collateral Agent***").

RECITALS

WHEREAS, in connection with that certain Forbearance Agreement, dated July 8, 2008 (the "***Forbearance Agreement***"), entered into by and among the Secured Party, Pledgor and Amalgamated Bank ("***Amalgamated***"), the Secured Party, Pledgor and Amalgamated entered into a Membership Pledge and Security Agreement, dated February 8, 2008 (the "***Amalgamated Pledge Agreement***");

WHEREAS, under the terms of the Amalgamated Pledge Agreement, Pledgor pledged to Amalgamated all of the shares of common stock, $0.001 par value (the "***Common Stock***"), of IMMS, Inc., a Nevada corporation ("***IMMS***"), owned by Pledgor, in order to secure certain obligations owing by Pledgor to Amalgamated under the Forbearance Agreement;

WHEREAS, under the terms of the Forbearance Agreement and Amalgamated Pledge Agreement, at such time as Amalgamated has been paid in full for all amounts owed under the Forbearance Agreement, Amalgamated has agreed to release the pledge of the shares of Common Stock from the Amalgamated Pledge Agreement;

WHEREAS, pursuant to that certain Indemnification Agreement, dated May 9, 2008 (the "***Indemnification Agreement***"), by and among Pledgor and the Secured Party, Pledgor agreed to indemnify, defend and hold the Secured Party harmless from any and all claims, demands, expenses, obligations and other liabilities (including reasonable attorneys' fees and costs of defense) which arise from certain liabilities owed by the Secured Party to Amalgamated and Vineyard Bank;

WHEREAS, to secure the performance of Pledgor's obligations under the Indemnification Agreement, upon the final release by Amalgamated of the pledge of the shares of Common Stock from the Amalgamated Pledge Agreement, Pledgor has agreed to pledge Four Million Two Hundred Thirty Six Thousand Four Hundred Seventy (4,236,470) shares of Common Stock to Collateral Agent, for the benefit of the Secured Party; and

WHEREAS, capitalized terms, unless otherwise defined herein, shall have the meanings assigned to them in the Indemnification Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor agrees with Collateral Agent and the Secured Party as follows:

1. Pledge of Collateral and Delivery of Pledged Collateral.

1.1 Pledgor hereby pledges and assigns to Collateral Agent and grants to Collateral Agent a security interest in all of the Collateral described in Section 2 below, whether now owned or hereafter acquired, now or at any time hereafter in the possession, custody or control of the Collateral Agent or its agents, whether held for safekeeping, in a safe deposit box, or otherwise (the "***Collateral***") to secure prompt payment and full performance of the obligations described in Section 3 below (all such obligations, collectively the "***Obligations***"). The pledge of the Collateral pursuant to this Security Agreement creates a valid and perfected first priority security interest in the Collateral securing the performance by Pledgor of its obligations under the Indemnification Agreement. This Security Agreement shall terminate upon the payment in full of the Obligations.

1.2 All certificates or instruments representing or evidencing the Collateral shall be delivered to Collateral Agent immediately upon release by Amalgamated in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Collateral Agent. Collateral Agent has the right, at any time, after the occurrence of an Event of Default (as defined herein) which has not been cured to the extent expressly curable hereunder, in its reasonable discretion, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Collateral. In addition, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

2. Collateral. The Collateral consists of the following:

2.1 Subject to Section 21 below, all shares of the Common Stock owned beneficially and of record by Pledgor (the "***Pledged Shares***") at the time of the termination of the Amalgamated Pledge Agreement, and all cash, dividends, other securities, instruments, rights (including voting rights, subject to the terms and conditions of this Security Agreement) and other property at any time and from time to time received or receivable in respect thereof or in exchange for all or any part thereof, and in the event Pledgor receives any of the foregoing, Pledgor acknowledges that the same shall be received IN TRUST for Collateral Agent and agrees immediately to deliver the same to Collateral Agent in original form of receipt, together with any stock or bond powers, assignments, endorsements or other documents or instruments as Collateral Agent may reasonably request to establish, protect or perfect the Collateral Agent's and the Secured Party's interest in respect of such Collateral; and

2.2 All other property hereafter delivered to Collateral Agent (or any agent or bailee holding on behalf of Collateral Agent) by Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, dividends, other securities, instruments, rights and other property at any time and from time to time received or receivable in respect thereof or in exchange for all or any part thereof, including without limitation, dividends, distributions, warrants, profits, rights to subscribe, conversion rights, liquidating dividends and other rights, and, in the event Pledgor receives any of the foregoing, Pledgor acknowledges that the same shall be received IN TRUST

for Collateral Agent and agrees immediately to deliver the same to Collateral Agent in original form of receipt, together with any stock or bond powers, assignments, endorsements or other documents or instruments as Collateral Agent may reasonably request to establish, protect or perfect the Collateral Agent's and the Secured Party's interest in respect of such Collateral; and

2.3 All proceeds of all of the foregoing.

3. Obligations. The Obligations secured under this Security Agreement are (i) the obligations of Pledgor under this Security Agreement and (ii) the obligations of Pledgor under the Indemnification Agreement and all extensions, amendments, modifications and renewals of any of the foregoing.

4. Covenants of Pledgor. Subject to the provisions of the Amalgamated Pledge Agreement, until the Obligations are paid in full, Pledgor agrees to:

4.1 Not create, incur, assume or permit to exist any liens, encumbrances, security interests, levies, assessments or charges on or in any of the Collateral, except those approved in writing by Collateral Agent;

4.2 Promptly pay and discharge before the same become delinquent all taxes, assessments and governmental charges or levies imposed on Pledgor or any of the Collateral;

4.3 Not sell, encumber, or otherwise dispose of or transfer any Collateral, or any right or interest therein;

4.4 Appear in and defend, at Pledgor's own expense, any action or proceeding which may affect Pledgor's title to or Collateral Agent's or the Secured Party's interest in the Collateral;

4.5 Procure or execute and deliver, from time to time, in form and substance satisfactory to Collateral Agent in its discretion reasonably exercised, any stock powers, bond powers, endorsements, assignments, financing statements, estoppel certificates or other writings reasonably deemed necessary or appropriate by Collateral Agent to perfect, maintain or protect Collateral Agent's and the Secured Party's security interest in the Collateral and the priority thereof, and take such other action and deliver such other documents, instruments and agreements pertaining to the Collateral as Collateral Agent may request to effectuate the intent of this Security Agreement; and

4.6 Provide Collateral Agent with such other information pertaining to the Collateral as Collateral Agent may reasonably request from time to time.

5. Authorized Action by Collateral Agent.

5.1 Pledgor hereby irrevocably appoints Collateral Agent as its attorney-in-fact to do (but Collateral Agent shall not be obligated to and shall not incur any liability to Pledgor or any third party for failure so to do), upon an Event of Default and while such Event of Default is continuing, any act which Pledgor is obligated by this Security Agreement to do, and to exercise

such rights and powers as Pledgor might exercise with respect to the Collateral, including, without limitation, the right to:

5.1.1 collect by legal proceedings or otherwise and endorse, receive and receipt for all payments, proceeds and other sums and property now or hereafter payable on or in respect of proceeds and other sums and property now or hereafter payable on or in respect of the Collateral, including dividends, profits and interest payments;

5.1.2 enter into any extension, reorganization, deposit, merger or consolidation agreement or other agreement pertaining to the Collateral, and in connection therewith may deposit or surrender control of the Collateral thereunder, accept other property in exchange therefor, and do and perform such acts and things as it may deem proper, and any money or property secured in exchange therefor shall be applied to the Obligations or held by Collateral Agent pursuant to the provisions of the Indemnification Agreement;

5.1.3 protect and preserve the Collateral;

5.1.4 transfer the Collateral to its own or its nominee's name; and

5.1.5 take such action, as shall be authorized in the Indemnification Agreement.

5.2 All the foregoing powers authorized herein, being coupled with an interest, are irrevocable so long as any Obligations are outstanding.

6. <u>Voting, Dividends, Etc.</u>

6.1 Notwithstanding any other provision hereof and subject to the provisions of the Amalgamated Pledge Agreement, so long as no Event of Default (as defined herein) shall have occurred and be continuing:

6.1.1 subject to Section 6.2 below, Pledgor shall be entitled to exercise all voting powers pertaining to all Pledged Shares of stock and other securities constituting Collateral for all purposes not inconsistent with the terms of the Indemnification Agreement; and

6.1.2 in order to permit Pledgor to exercise such voting powers and to receive such dividends, Collateral Agent shall, if necessary, upon the written request of the Pledgor, from time to time, execute and deliver to Pledgor appropriate proxies.

6.2 If any Event of Default (as defined herein) shall have occurred and while the same is continuing, then Collateral Agent, or its nominee or nominees, shall, if Collateral Agent so elects by written notice to Pledgor, have the sole and exclusive right to exercise all voting powers pertaining to the Pledged Shares of stock constituting Collateral, and shall exercise such powers in such manner as Collateral Agent may elect, and Pledgor hereby grants Collateral Agent an irrevocable proxy, coupled with an interest to vote such Pledged Shares of

stock; provided, however, that such proxy shall terminate upon termination of Collateral Agent's and the Secured Party's security interest in the Collateral.

6.3 Regardless of whether an Event of Default has occurred or not, all dividends and all interest payments payable in respect of the Collateral, and all Pledged Shares of stock or property representing Pledged Shares of stock or liquidating dividends or a distribution or return of capital upon or in respect of the Pledged Shares of stock constituting Collateral or resulting from a split-up, revision or reclassification of such Collateral or received in exchange therefor, as a result of a merger, consolidation or otherwise, shall be paid or transferred directly to Collateral Agent immediately upon receipt thereof by Pledgor, and shall be retained by Collateral Agent as Collateral hereunder (or applied to the Obligations, consistent with the terms of the Indemnification Agreement).

7. Default and Remedies.

7.1 Event of Default. The occurrence of any Event of Default under the Indemnification Agreement shall constitute an Event of Default of this Security Agreement (herein "***Event of Default***").

7.2 Remedies upon Default. Upon the occurrence of any Event of Default (giving effect to applicable cure periods) and while such Event of Default is continuing, Collateral Agent may, at its option, without notice to or demand on Pledgor, declare all Obligations immediately due and payable, and Collateral Agent shall have all the default rights and remedies of a secured party under applicable law. Such rights shall include, without limitation the following:

7.2.1 Without limiting Collateral Agent's obligations under Article 9 of the Uniform Commercial Code, the right to have the Collateral, or any part thereof, transferred to Collateral Agent's own name or to the name of its nominee and to cause a certificate or certificates representing the Collateral consisting of Pledged Shares to be issued in the name of, and to be delivered to and held by or for the account of, Collateral Agent, whereupon Collateral Agent shall have all of the rights, privileges, powers and remedies appurtenant to and arising from the ownership of the Collateral; and

7.2.2 The right to sell, transfer, assign or deliver as much of the Collateral as is reasonably necessary to repay the obligations of Pledgor under the Indemnification Agreement, including those obligations which are accelerated by reason of the Event of Default (together with expenses attendant upon such sale and repayment), at public or private sale, as Collateral Agent may elect, either for cash or on credit, without assumption of any credit risk (so long as Collateral Agent reasonably believes at the time of such sale on credit that the purchaser is able to satisfy the obligations for which credit is granted) thereof and without demand or advertisement (unless otherwise required by law). In the event of any sale hereunder, Collateral Agent shall apply the proceeds in the order set forth below in Section 7.3 hereof. Collateral Agent may have resort to the Collateral or any portion thereof with no requirement on the part of Collateral Agent to proceed first against any other person or property.

7.3 Application of Sale Proceeds. Proceeds from the sale of the Collateral or any part thereof and all sums received or collected by Collateral Agent from or on account of any Collateral shall be applied by Collateral Agent in the following order:

7.3.1 To the payment of the costs and expenses incurred by Collateral Agent in connection with the collection, sale, transfer, preservation or delivery of the Collateral, including, without limitation, reasonable attorneys' fees, costs, charges, taxes, liens, and assessments;

7.3.2 To the payment to the Secured Party of the amount then owing and unpaid for all amounts then owing and unpaid under the Indemnification Agreement (to be applied first to accrued interest and second to outstanding principal); and

7.3.3 To the payment of the surplus, if any, to Pledgor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

8. Collateral Agent.

8.1 Appointment. The Secured Party hereby appoints Bruce R. Greene, as collateral agent for the Secured Party under this Security Agreement (in such capacity, the "***Collateral Agent***") to serve from the date hereof until the termination of the Security Agreement.

8.2 Resignation. Collateral Agent may resign at any time with notice to the parties and upon selection of a replacement, Collateral Agent shall thereupon be fully released from any obligation to perform any further duties imposed upon it hereunder. Secured Party agrees to select and appoint a replacement collateral agent within five (5) business days of Collateral Agent's resignation. Collateral Agent will transfer all files and records relating to the Collateral, and the Collateral itself, to any successor collateral agent upon receipt of a copy of an executed amendment to this Security Agreement or a new pledge and security agreement designating such successor.

8.3 Powers and Duties of Collateral Agent, Indemnity by Secured Party.

8.3.1 Collateral Agent shall not be under any duty or obligation whatsoever to collect any dividends, interest, profits or other payments due or accruing in respect of the Collateral or to take any action to preserve rights in connection with any Collateral, including, without limitation, making or giving any presentment, demands for performance, notices of non-performance, protests, notices of protest or notices of dishonor in connection with any Collateral.

8.3.2 Upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right but not the obligation to bring suit or institute proceedings in the name of Pledgor or Collateral Agent to enforce any rights in the Collateral, in which event Pledgor shall at the request of Collateral Agent do any and all lawful acts and execute any and all documents reasonably required by Collateral Agent in aid of such enforcement.

8.3.3 The Secured Party hereby irrevocably authorizes the Collateral Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the Secured Party in accordance with the terms hereof, together with such powers as are reasonably incidental thereto. Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advise of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.

8.4 The Collateral Agent shall not be liable or responsible to the Secured Party or to Pledgor for any action taken or omitted to be taken by Collateral Agent hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of the Collateral Agent, nor shall the Collateral Agent be liable or responsible for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Indemnification Agreement, this Security Agreement or any instrument or document delivered hereunder or relating hereto; (ii) the title of Pledgor to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination, verification or enforcement of Pledgor's compliance with any of the terms and conditions of this Security Agreement; (iv) the failure by Pledgor to deliver any instrument or document required to be delivered pursuant to the terms hereof; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

8.5 In the case of this Security Agreement and the transactions contemplated hereby and any related document relating to any of the Collateral, the Secured Party agrees to pay to the Collateral Agent, on demand, all fees and all expenses incurred in connection with the operation and enforcement of this Security Agreement, the Indemnification Agreement or any related agreement to the extent that such fees or expenses have not been paid by Pledgor. In the case of this Security Agreement and each instrument and document relating to any of the Collateral, the Secured Party and the Pledgor hereby agrees to hold the Collateral Agent harmless, and to indemnify the Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by the Collateral Agent under this Security Agreement and the transactions contemplated hereby and any related agreement or other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of the Collateral Agent.

8.6 In the event that the Collateral Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Security Agreement or any other instruction, claim or demand, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely the Collateral and all property held by it until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. The Collateral Agent may interplead the Collateral held hereunder into a court of competent jurisdiction or may seek a declaratory judgment with respect to certain circumstances, and thereafter be fully relieved from any and all liability or obligation

with respect to such interpleaded assets or any action or nonaction based on such declaratory judgment. The parties hereto other than the Collateral Agent agree to pursue any redress or recourse in connection with any dispute without making the Collateral Agent a party to the same. Anything in this Security Agreement to the contrary notwithstanding, in no event shall the Collateral Agent be liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

8.7 Each of the parties hereby acknowledges that Collateral Agent is the legal counsel for both Pledgor and the Secured Party. In executing this Security Agreement, the parties each acknowledge and represent that each: (i) has fully and carefully read and considered this Security Agreement; (ii) has been or has had the opportunity to be fully apprised by its independent attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (iii) has been afforded the opportunity to negotiate as to any and all terms hereof; (iv) has been or has had the opportunity to be represented by independent counsel of his own choice; (v) is executing this Security Agreement voluntarily, free from any influence, coercion or duress of any kind. Pledgor and Secured Party specifically acknowledge and agree that although Collateral Agent is Pledgor and Secured Party's legal counsel, Collateral Agent cannot act in contravention of this Security Agreement and Pledgor and Secured Party waive any claims against Collateral Agent for acting in accordance with this Security Agreement even if in contradiction to other instructions of Pledgor or Secured Party.

9. Cumulative Rights. The rights, powers and remedies of Collateral Agent and the Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Collateral Agent and the Secured Party under any statute or rule of law or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

10. Waiver. Any forbearance, failure or delay by Collateral Agent in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Collateral Agent or the Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Collateral Agent. Pledgor waives any right to require Collateral Agent to proceed against any person or to exhaust any Collateral or to pursue any remedy in Collateral Agent's power prior to pursuing Pledgor in respect of the Obligations.

11. Binding Upon Successors. All rights of Collateral Agent and the Secured Party under this Security Agreement shall inure to the benefit of their successors and assigns, and all obligations of Pledgor shall bind the representatives, executors, administrators, heirs, successors and assigns of the Pledgor. Pledgor may not assign this Security Agreement without the prior written consent of Collateral Agent.

12. Entire Agreement; Severability; Amendment. This Security Agreement and the Indemnification Agreement, taken together, constitute and contain the entire agreement of Pledgor, Secured Party and Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof. If any of the provisions of this Security

Agreement shall be held invalid or unenforceable, this Security Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly. This Agreement may not be modified, altered or amended except by a written agreement signed by the parties hereto.

13. Return; Acquittance. Collateral Agent may at any time deliver any Collateral to Pledgor and the receipt thereof by Pledgor shall be a complete and full acquittance in respect of the Collateral so delivered, and Collateral Agent shall thereafter be discharged from any liability or responsibility therefor.

14. References. The singular includes the plural. The captions or titles of the sections of this Security Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

15. Choice of Law. This Security Agreement shall be construed in accordance with and governed by the laws of the State of California a and, where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the New York Uniform Commercial Code. Without limitation to Collateral Agent's rights to commence an action against Pledgor in any court having jurisdiction, Pledgor irrevocably and unconditionally submits to the jurisdiction of the federal or state courts of the State of California, as Collateral Agent may deem appropriate, in connection with any legal action or proceeding arising out of or relating to this Security Agreement, and Pledgor waives any objection relating to the basis for personal or in rem jurisdiction or to venue which it may now or hereafter have in any such suit, action or proceeding.

16. Attorneys' Fees. If any attorney is engaged by Collateral Agent to enforce or defend any provision of this Security Agreement, or as a consequence of the occurrence of any Event of Default under this Security Agreement, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of Pledgor, then Pledgor shall immediately pay to Collateral Agent, upon demand, the amount of all attorneys' fees and expenses and all costs incurred by Collateral Agent in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest of ten percent (10%) per annum.

17. Specific Performance. Each of the parties acknowledge and agree that other parties would be irreparably damaged if any of the provisions of this Security Agreement are not performed in accordance with their specific terms and that any breach of this Security Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the parties may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Security Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief, without posting any bond or other undertaking.

18. Notice. Any written notice, consent or other communication provided for in this Security Agreement shall be given and deemed received as provided in the Indemnification Agreement.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

20. Construction. Each of this Security Agreement and the Indemnification Agreement is the result of negotiations among, and has been reviewed by, Pledgor, Secured Party, Collateral Agent and their respective counsel. Accordingly, this Security Agreement and the Indemnification Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Pledgor, Secured Party or Collateral Agent.

21. Release of Pledged Shares. The parties acknowledge that pursuant to the Indemnification Agreement, Pledgor is only required to pledge to Secured Party a sufficient amount of the Pledged Shares to adequately secure the Obligations. Neither the value of the Pledged Shares or the exact amount of the Obligations that will exist at the time that the Amalgamated Pledge Agreement is terminated are ascertainable at this time. Accordingly, Pledgor has agreed herein to pledge to the Secured Party all of the Pledged Shares which he will own when the Amalgamated Pledge Agreement is terminated. However, it is agreed that within thirty (30) days after such date of termination, the exact amount of the Obligations and the market value of the Pledged Shares shall be determined by the parties and the Collateral Agent will be instructed by the Secured Party to immediately release to Pledgor all Pledged Shares in excess of the amount of Pledged Shares which has a value equal to 150% of the Obligations at that time.

[THIS SPACE LEFT INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the date first written above.

COLLATERAL AGENT:

BRUCE R. GREENE

By:_______________________________
Bruce R. Greene

SECURED PARTY:

EV RENTAL CARS, LLC
a California limited liability company

By:_______________________________
Name: Jeff Pink
Its: Manager

PLEDGOR:

JEFFREY S. PINK

____
Jeffrey S. Pink, individually

SCHEDULE I

PLEDGED STOCK

Pledgor	Issuer	No. of Shares Pledged
Jeffrey S. Pink	IMMS, Inc., a Nevada corporation	4,236,470